                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) September 29, 2008

                   CONSOLIDATED CAPITAL PROPERTIES IV, LP

           (Exact name of Registrant as specified in its charter)

Delaware	0-11002	94-2768742
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation or	File Number	Identification Number)
Organization)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Properties IV, LP, a Delaware limited partnership (the “Registrant”), owns a 99% interest in Foothill Chimney Associates Limited Partnership, a Georgia limited partnership (the “Partnership”).  The Partnership owns Belmont Place Apartments (“Belmont Place”), a 326-unit apartment complex located in Marietta, Georgia.   On September 29, 2008, the Partnership and one other partnership (together the “Selling Partnerships”) that collectively own two apartment complexes containing an aggregate of 1,046 units entered into an Agreement for Purchase and Sale and Joint Escrow Instructions (the “Purchase Agreement”) with third parties, JRK Property Holdings, Inc., a California corporation, and JRK Birchmont Advsiors, LLC, a Delaware limited liability company (collectively the “Purchaser”), to sell two apartment complexes (together the “Properties” and individually a “Property”) owned by the Selling Partnerships to the Purchaser for a total sales price of $75,200,000, $35,200,000 of which will be allocated to Belmont Place. Each of the Selling Partnerships is affiliated with AIMCO Properties, L.P., an affiliate of both the Partnership and the General Partner of the Registrant.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as an exhibit.

PURCHASE PRICE.  The total purchase price is $75,200,000, $35,200,000 of which will be allocated to Belmont Place, subject to certain prorations and adjustments at the closing.  The Purchaser delivered a deposit of $7,500,000, of which the Partnership is allocated $3,520,000 for Belmont Place. The deposit is nonrefundable unless the Purchaser is unable to either a) assume the existing Property mortgage or b) obtain new financing for the Property, as specified in the Purchase Agreement.  The applicable share of the deposit not refunded shall be credited against the purchase price at closing.

PRE-CLOSING DELIVERY.  The Partnership agreed to appoint a management company affiliated with the Purchaser as property manager of Belmont Place on October 21, 2008.

CLOSING.   The Purchaser agreed to assume the mortgage on Belmont Place at closing.  The Purchaser has until November 21, 2008 to obtain approval from the existing lenders to assume the mortgage loan.  In the event that the Purchaser notifies the Partnership on November 21, 2008 that loan assumption approval was not obtained and the Purchaser used its best efforts to obtain such loan assumption approval the Partnership may either (a) extend the loan assumption deadline for an additional 30 days; (b) terminate the Purchase Agreement with respect to Belmont Place and return the applicable deposit; or (c) repay the mortgage in full at closing, in which case the Partnership would be responsible for any prepayment premium or penalty imposed by the lender in connection with the payoff.    The expected closing date for Belmont Place is January 9, 2009.  In the event of an extension of the loan assumption deadline, the Purchaser has the right to extend the closing for up to 14 days by delivering written notice to the Purchaser no earlier than January 2, 2009 and not later than January 5, 2009.  The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  With respect to Belmont Place, the Purchaser will pay (i) any assumption fees in connection with the mortgage assumption, if applicable; (ii) any mortgage or similar taxes on new financing obtained by the Purchaser; (iii) any taxes associated with the assumed mortgage; (iv) any sales taxes, use taxes or similar charges; (v) any premiums or fees required to be paid by the Purchaser with respect to the title policy and (vi) one-half of the customary closing costs. The Partnership will pay (i) the base premium for its title policy; (ii) the cost of recording any instruments required to discharge any liens or encumbrances against Belmont Place; (iii) one-half of the customary closing costs; (iv) all late fees, penalties or any other sums due on the assumed mortgage prior to the closing date; and (v) all transfer, sales, use, gross receipts or similar taxes charged in the transfer of Belmont Place.

REPRESENTATIONS AND WARRANTIES.  The Selling Partnerships and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS.   The Partnership has no obligation to repair any loss or damage to Belmont Place by reason of any insured or uninsured casualty during the period through and including the closing date in excess of 30 percent of the allocated purchase price and shall notify the Purchasers in writing of such damages.  The Purchaser may elect to terminate the Purchase Agreement, with respect to Belmont Place within ten days after notification of a casualty loss in excess of 30 percent of the allocated purchase price. With respect to any loss or damage less than 30 percent of the allocated purchase price the Partnership will either complete repairs if possible prior to the closing date or assign any insurance proceeds to the Purchaser.  The Selling Partnership must maintain in full force and effect until the closing date all existing insurance coverage on Belmont Place.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without the prior written approval of the Selling Partnerships.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposit, the purchase price or any other specified deliveries, the Purchaser will forfeit its deposit to the Selling Partnerships, and neither the Purchaser nor Selling Partnerships will be obligated to proceed with the purchase and sale of Belmont Place.  The Selling Partnerships expressly waived the remedies of specific performance and additional damages for defaults by the Purchaser.

If the Partnership, prior to the closing, defaults in its representations, warranties, covenants, or obligations the Purchaser has the option of (i) if Purchaser has closed on the remaining Properties for which there has been no default, seek specific performance of the Partnership’s obligations pursuant to the Purchase Agreement (but not damages); or (ii) terminating the Purchase Agreement for the Property for which there was a default, proceed to closing on the remaining Property and receiving a return of the applicable deposit of the terminated Property.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10.140      Agreement for Purchase and Sale and Joint Escrow Instructions between Foothill Chimney Associates Limited Partnership, a Georgia limited partnership, and affiliated Selling Partnership and JRK Property Holdings, Inc., a California corporation and JRK Birchmont Advisors, LLC, a Delaware limited liability company, dated September 29, 2008. *

10.141      First Amendment to Agreement for Purchase and Sale and Joint Escrow Instructions between Foothill Chimney Associates Limited Partnership, a Georgia limited partnership, and affiliated Selling Partnership and JRK Property Holdings, Inc., a California corporation and JRK Birchmont Advisors, LLC, a Delaware limited liability company, dated October 2, 2008. *

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL PROPERTIES IV, LP

By:   ConCap Equities, Inc.

General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: October 3, 2008